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                                                                    Exhibit 99.2

                         PNC BANK, NATIONAL ASSOCIATION
    MASTER SERVICER'S ANNUAL STATEMENT AS TO COMPLIANCE/OFFICER'S CERTIFICATE

PNC Bank, National Association,                 Bankers Trust Company,
 as Transferor                                    as Indenture Trustee
2600 Liberty Avenue, Suite 200                  Four Albany Street
Pittsburgh, PA 15222                            New York, NY 10006
Attention: Mr. John J. Peters                   Attention: Ms. Lillian Peros

The First National Bank of Chicago
 as Eligible Lender Trustee
153 West 51st Street, 5th Floor
New York, NY 10019
Attention: Mr. Steven M. Husbands

    Re: PNC Student Loan Trust - Transfer and Servicing Agreement dated as of June 25, 1997, as amended by Transfer Agreement:
                           No. 1 dated August 27, 1997
                           No. 2 dated September 12, 1997
                           No. 3 dated September 24, 1997
                           No. 4 dated October 8, 1997
                           No. 5 dated October 23, 1997
                           No. 6 dated November 7, 1997
                           No. 7 dated November 24, 1997
                           No. 8 dated December 5, 1997
                           No. 9 dated December 29, 1997 and Amendment No. 1 and Transfer Agreement dated as of January 28, 1998 (as amended, the "Agreement")

Ladies and Gentlemen:

Pursuant to Section 4.8 of the above-referenced Agreement, the undersigned officer of PNC Bank, National Association, in its capacity as Master Servicer, hereby certifies that:

1. A review of the activities of the Master Servicer during the period from the Closing Date through December 31, 1997 and of its performance under the Agreement has been made under the undersigned officer's supervision: and

2. To the best of the undersigned officer's knowledge, based on such review, the Master Servicer has fulfilled in all material respects all of its obligations under the Agreement throughout the period from the Closing Date through December 31, 1997.

Capitalized terms used in this certificate without definition have the meanings ascribed to such terms in the Agreement.

Very truly yours,

PNC Bank, National Association,
 as Master Servicer

By: /s/ JOHN J. PETERS
   -----------------------
John J. Peters
Vice President

March 30, 1998

cc:      Helen P. Pudlin
         Senior Vice President and General Counsel
         PNC Bank, National Association
         One PNC Plaza
         249 Fifth Avenue, 21st Floor
         Pittsburgh, PA 15222